Exhibit 10.6



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                           TOUCAN GOLD CORPORATION INC

                                8201 PRESTON ROAD
                                   SUITE 6000
                                     DALLAS
                                 TEXAS 75225 USA

Commercial Technology Ltd
The Old Granary
Hazelwood
North Yorkshire
LS24 9NJ


22 July 1999



Dear Sirs

This letter set out the terms of your  Engagement by ITIS  Technologies  Limited
("Company"),   a  wholly  owned   subsidiary  of  Toucan  Gold  Corporation  Inc
("Toucan").

COMMENCEMENT AND TERM

Your engagement as a consultant will commence on the 22 July 1999 and will be for an initial period of six months. Thereafter either party may terminate your engagement by notice in writing of not less than one month.

RESPONSIBILITIES

You will be responsible for providing the services of Ian McNeill to perform such duties as may be required by the board of directors of the Company, in particular to manage the financial affairs of the Company, until a full time financial director is appointed and will provide Ian McNeill to be appointed as a non-executive director of the Company.

REMUNERATION

Commercial Technology Ltd will be paid a retainer of 3,000 (British Pounds) per month, and Ian McNeill will be required to work such times as may be reasonably required in order to fulfil your obligations under the terms of this letter.

As you are aware, the Company intends to carry out a major fund raising exercise within six months of commencement of trading. When this exercise has been successfully completed your appointment and duties will be reviewed.

EXPENSES

It is not proposed that the Company will provide a vehicle for your use. However, the Company will reimburse you for any miles driven on its behalf at the rates set out in the Inland Revenue's Fixed Profit Car Scheme, which payment can be made tax free to yourself and any other reasonable and necessary expenses associated with your engagement.

CONFIDENTIALITY

You acknowledge that during the course of your engagement you and Ian McNeill will have access to confidential information belonging to the Company. You will not at any time (except in the course of your duties or as maybe required by law) during or after your enjoyment disclose to a third party or make use of any confidential information belonging to the Company. Without prejudice to the generality of the foregoing you acknowledge that the expression "confidential information" shall include the following namely; information relating to existing, potential, past or pending business methods, corporate plans, finances, business opportunities and development projects of the Company or any associated Company, research activities, trade secrets, inventions, creative briefs, ideas, computer programs, designs and formulae undertaken, commissioned or produced on behalf of the Company, all information (including, without limitation, customer lists) relating to the marketing or sales of any past, present or future product or service of the Company and any information in respect of which the Company owes an obligation of confidentiality to a third party.

INTELLECTUAL PROPERTY

You and Ian McNeill will promptly disclose to the Company and keep confidential all inventions, copyright works, designs or technical know-how conceived or made by yourself either alone or with others arising out of your engagement with the Company. You will hold all such intellectual property in trust for the Company and will do everything necessary or desirable (at the expense of the Company) including without limitation, excluding any appropriate documentation to vest such intellectual property fully in the Company and/or to secure patent or other appropriate forms of protection for the intellectual property.

To the extent that such intellectual property rights do not vest in the Company by operation of law or under this Agreement, you hereby assign to the Company with full title guarantee by way of assignment of present and future copyright all the rights, title and interest you have or may have in and to all material written or devised by your pertaining to the operation or business of the Company resulting from or suggested by any work which you shall so pursuant to your engagement or has already been done prior to the date of this Agreement and all rights of action for infringement of such copyright and any renewals and extensions of them and after that in perpetuity. You hereby appoint the Company as your attorney for the purpose of executing in your name and on your behalf all such deeds and documents as may be required to give effect to the provisions of this paragraph. Decisions as to the protection and exploitation of any intellectual property shall be in the absolute discretion of the Company. You agree to waive any moral rights (as defined in the Copyright Designs and Patents Act 1988) that you may have in relation to such ideas, inventions or works.

GROSS MISCONDUCT OFFENCES

Your engagement with the Company may be terminated immediately by the Company without prior notice if Ian McNeill shall at any time:

(a) commit any act of gross misconduct or gross incompetence (including but not limited to breach of confidence or theft);

(b) after prior written warning, repeat or continue any material breach of the provisions of this Agreement;

(c) commit any act of dishonesty or are guilty of any conduct which brings the Company into disrepute;

(d) are convicted of any criminal offence (other than a minor road traffic offence that cannot lead to a custodial sentence);

(e) knowingly infringe or misappropriate any intellectual property of the Company, including without limitation any trade secrets of any third party.

ACCEPTANCE

Please indicate your acceptance of the term set out in this letter by signing the enclosed copy letter and returning it to me.

Yours sincerely


/s/ R. Jeffcock
------------------------
R JEFFCOCK
CHAIRMAN OF TOUCAN AND FOR AND ON BEHALF OF THE COMPANY



ACCEPTED BY COMMERCIAL TECHNOLOGY LTD


/s/ Ian McNeill
------------------------


22 JULY 1999



ACCEPTED AND EXECUTED AS A DEED BY IAN MCNEILL

/s/ Ian McNeill
------------------------


/s/ K.R. Parmar
Solicitor